                                                                     EXHIBIT 7.5


                              DYNA TECHNOLOGY, INC.
                            225 SOUTH CORDOVA AVENUE
                               LECENTER, MN 56057

                               September 21, 2001

Winland Electronics, Inc.
Attn. Secretary
1950 Excel Drive
Mankato, MN  56001


RE: NOTICE OF NOMINEES FOR VACANT SEATS ON BOARD OF DIRECTORS; Notice of Shareholder Nominees;
         DEMAND FOR SHAREHOLDER LIST

Dear Mr. or Madam Secretary:

          I. NOTICE OF NOMINEES FOR VACANT SEATS ON BOARD OF DIRECTORS

Dyna Technology, Inc., with its business offices at 225 South Cordova Ave., LeCenter, MN 56057 is the single largest shareholder of Winland Electronics, Inc. ("Winland" or the "Company"). At the present time, there are two or more vacant seats on the Board of Directors of the Company, and we propose the nominees set forth below for consideration by the Company's Nomination Committee. We understand that pursuant to materials previously published by the Company, the Nomination Committee is bound to consider each of the candidates proposed, all of whom have broad training and experience in their chosen fields and all of whom have achieved distinction in their activities:

         Ralph I. Call, same address as Dyna Technology
         Gerald E. Brown, 2619 North 160th St., Omaha, NE 68116
         Robert L. Ring, P.O. Box 4067, Wichita, KS 67204.

                       II. NOTICE OF SHAREHOLDER NOMINEES

Furthermore, and pursuant to Article 2, Section 2.2, of the Amended and Restated Bylaws of the Company, effective as of March 5, 2001, notice of the undersigned shareholder's intent to make nominations for the election of directors at the Company's 2001 Annual Meeting (the "Annual Meeting") is hereby given as follows:

(i) The shareholder who intends to make the nominations is Dyna Technology, Inc. ("Dyna Technology"), 225 South Cordova Ave., LeCenter, MN 56057. The persons to be nominated for election to Winland's Board of Directors and the business address of their principal occupation or employment are:

         Ralph I. Call, same address as Dyna Technology
         James J. Kamp, 7580 Quattro Drive, Chanhassen, MN 55317
         Thompson H. Davis, 8089 Deer Creek Road, Salt Lake City, UT 84121 Robert L. Ring, P.O. Box 4067, Wichita, KS 67204
         Gerald E. Brown, 2619 North 160th St., Omaha, NE 68116

(ii) Dyna Technology is a holder of record of stock of the Company entitled to vote at the Annual Meeting and, through one of its officers, intends to appear in person or by proxy at the Meeting to nominate the persons identified above.




                                 Page 26 of 32
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(iii) Ralph I. Call, one of the owners of Dyna Technology, entered into an agreement with each of the other proposed nominees and formed the Winland Shareholders' Protective Committee which presently consists of the nominees (the "Shareholders' Protective Committee" or the "Committee") to solicit the shareholders of the Company to elect its members to the Winland Board of Directors (the "Agreement"). Pursuant to the Agreement, Mr. Call has agreed to indemnify and hold harmless each of the members of the Committee from any and all losses, claims, damages, counsel fees and expenses (including fees and expenses incurred in defending or investigating any such claim) and all liabilities to which each may become subject under any statute, under common law or otherwise relating to, based upon or arising out of such person's actions which relate to serving on the Committee or standing for election to the Board of Directors of the Company (except to the extent that any such loss, claim, damage, counsel fee or liability is found in a final judgment by a court, not subject to further appeal, to have resulted from bad faith, willful misconduct or gross negligence on the part of an affected Committee member). Except as specified herein, to date, there are no other arrangements or understandings between Dyna Technology and the persons identified above.

(iv) Information Regarding Nominees. Information regarding the persons identified above which would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominees been nominated by the board of directors is as follows:

         RALPH I. CALL, age 56, has been the President and Chief Executive Officer of Dyna Technology, Inc., a Utah-based holding company, since 1996, the Chairman and Chief Executive Officer of Winco, Inc., a Minnesota-based industrial manufacturer and wholly-owned subsidiary of Dyna Technology, Inc., since 1992, the Chairman and Chief Executive Officer of Winpower, Inc., a South Dakota-based industrial manufacturer and wholly-owned subsidiary of Dyna Technology, Inc., since 1996. From 1989 to 1998, he was also the President of Winco, Inc. The business address of Mr. Call's principal occupation/employment is 225 South Cordova Ave., LeCenter, MN 56057. Together with his wife, Nola D. Call, Mr. Call controls the dispositive and voting power of 404,800 shares of Winland stock owned by Dyna Technology, Inc.

         JAMES J. KAMP, age 41, has been the Chief Financial Officer of the Peripheral Technology Group, a Minnesota-based distributor of computer hardware and software, since 1993, and the Controller of Innovative Marketing Solutions, a Minnesota-based fulfillment organization, since 1995. The business address of his principal occupation/employment is 7580 Quattro Drive, Chanhassen, MN 55317. Solely by reason of his membership on the Shareholders' Protective Committee, Mr. Kamp shares in the dispositive and voting power of 404,800 shares of Winland stock owned by Dyna Technology, Inc. Mr. Kamp does not directly own any shares of Winland stock.

         THOMPSON H. DAVIS, age 55, has been a pilot for Delta Airlines since 1977. He has also been a real estate agent/broker since 1978 and an owner of Colorado Business Associates, Inc., a Colorado-based commercial real estate and property management company, since 1981. The business address of Mr. Davis' principal occupation/employment is 8089 Deer Creek Road, Salt Lake City, UT 84121. Solely by reason of his membership on the Shareholders' Protective Committee, Mr. Davis shares in the dispositive and voting power of 404,800 shares of Winland stock owned by Dyna Technology, Inc. Mr. Davis does not directly own any shares of Winland stock.

         ROBERT L. RING, age 58, has been an independent business process and strategic planning consultant since 1994. Mr. Ring presently serves as a director for a number of privately held companies, including Bass Pro, Inc. and Fiberglass Engineering, Incorporated, d/b/a Cobalt Boats. Mr. Ring was employed by the Coleman Company for 32 years and served as President and Chief Operating Officer of Coleman at the time of his resignation in 1994. The business address of his principal occupation/employment is P.O. Box 4067, Wichita, KS 67204. Solely by reason of his membership on the Shareholders' Protective Committee, Mr. Ring shares in the dispositive and voting power of 404,800 shares of Winland stock owned by Dyna

         Technology, Inc. Mr. Ring does not directly own any shares of Winland stock.

         GERALD E. BROWN, age 53, has been the President of American HealthNet, a Nebraska-based medical systems developer, since 1999. From 1994 to 1997, he served as Executive Vice President of the Coleman Company, a Kansas-based manufacturer of recreational and other consumer goods. From 1986 to 1997, Mr. Brown served in various capacities with Coleman Powermate, a Nebraska-based affiliate of the Coleman Company and manufacturer of portable generators, most recently as President and Chief Executive Officer. The business address of his principal occupation/employment is 2619 North 160th St., Omaha, NE 68116. Solely by reason of his membership on the Shareholders' Protective Committee, Mr. Brown shares in the dispositive and voting power of 404,800 shares of Winland stock owned by Dyna Technology, Inc. Mr. Brown does not directly own any shares of Winland stock.

         Nominee ownership of Company Common Stock is as follows:

Nominee                                                                    Number of Shares      Percent of Class
-------                                                                    ----------------      ----------------
Ralph I. Call                                                                 404,800(1)             13.7%
Steven A. Fraley                                                              --                      --
James J. Kamp                                                                 --                      --
Thompson H. Davis                                                             --                      --
Robert L. Ring                                                                --                      --
Gerald E. Brown                                                               --                      --
All Nominees as a Group(2)                                                    404,800                 13.7%

-----------------
1. Represents shares owned of record by Dyna Technology, Inc., which is owned and controlled by Mr. Call and his spouse.

2. For purposes hereof, each of the Nominees is deemed an associate of each of the other Nominees and of Dyna Technology.

During the two year period ended September 21, 2001, the Nominees purchased and/or sold shares of the Company's Common Stock as follows (All purchases were made with the particular nominee's personal funds):

                                               Amount of WEX    Purchase or    Price per
Nominee                Date of Transaction        Shares          Sold          Share
-------                -------------------     -------------    -----------    ---------
Dyna Technology           Oct. 14, 1999            2,500          Purchase     $2.00
Dyna Technology           Oct. 21, 1999            17,500         Purchase     $2.00
Dyna Technology           Oct. 21, 1999            5,500          Purchase     $2.25
Dyna Technology           Oct. 21, 1999            1,000          Purchase     $2.24
Dyna Technology           Nov. 09, 1999            4,200          Purchase     $2.25
Dyna Technology           Nov. 10, 1999            5,200          Purchase     $2.25
Dyna Technology           Nov. 10, 1999            4,100          Purchase     $2.25
Dyna Technology           Nov. 11, 1999            4,600          Purchase     $2.25
Dyna Technology           Nov. 12, 1999            2,000          Purchase     $2.25
Dyna Technology           Nov. 16, 1999            900            Purchase     $2.25
Dyna Technology           Nov. 18, 1999            2,100          Purchase     $2.25
Dyna Technology           Nov. 19, 1999            200            Purchase     $2.25
Dyna Technology           Nov. 22, 1999            9,600          Purchase     $2.25
Dyna Technology           Nov. 23, 1999            1,900          Purchase     $2.25
Dyna Technology           Nov. 24, 1999            1,100          Purchase     $2.25
Dyna Technology           Nov. 29, 1999            1,100          Purchase     $2.25
Dyna Technology           Nov. 30, 1999            4,400          Purchase     $2.25
Dyna Technology           Dec. 02, 1999            500            Purchase     $2.25
Dyna Technology           Dec. 08, 1999            6,700          Purchase     $2.25
Dyna Technology           Dec. 10, 1999            17,900         Purchase     $2.25
Dyna Technology           Dec. 10, 1999            500            Purchase     $2.19
Dyna Technology           Dec. 13, 1999            8,100          Purchase     $2.25
Dyna Technology           Dec. 14, 1999            3,200          Purchase     $2.25
Dyna Technology           Dec. 14, 1999            4,000          Purchase     $2.31
Dyna Technology           Dec. 15, 1999            11,200         Purchase     $2.375
Dyna Technology           Dec. 17, 1999            9,100          Purchase     $2.375
Dyna Technology           Dec. 17, 1999            200            Purchase     $2.31
Dyna Technology           Dec. 20, 1999            1,800          Purchase     $2.375
Dyna Technology           Dec. 20, 1999            500            Purchase     $2.31
Dyna Technology           Dec. 21, 1999            1,400          Purchase     $2.375
Dyna Technology           Dec. 23, 1999            7,000          Purchase     $2.375




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

      Dyna Technology           Dec. 23, 1999            7,500          Purchase     $2.25
      Dyna Technology           Dec. 27, 1999            500            Purchase     $2.25
      Dyna Technology           Dec. 30, 1999            100            Purchase     $2.19
      Dyna Technology           Dec. 30, 1999            100            Purchase     $2.22
      Dyna Technology           Dec. 30 1999             5,000          Purchase     $2.25
      Dyna Technology           Dec. 31, 1999            200            Purchase     $2.25
      Dyna Technology           Jan. 3, 2000             2,600          Purchase     $2.25
      Dyna Technology           May 3, 2000              5,800          Purchase     $2.00
      Dyna Technology           May 5, 2000              18,200         Purchase     $2.00
      Dyna Technology           May 24, 2000             20,000         Purchase     $2.00
      Dyna Technology           May 24, 2000             1,000          Purchase     $1.875
      Dyna Technology           May 26, 2000             19,000         Purchase     $1.875
      Dyna Technology           May 31, 2000             1,000          Purchase     $1.875
      Dyna Technology           June 1, 2000             2,000          Purchase     $1.875
      Dyna Technology           July 27, 2000            25,400         Purchase     $1.875
      Dyna Technology           Aug. 1, 2000             6,100          Purchase     $1.875
      Dyna Technology           Aug. 2, 2000             5,000          Purchase     $1.875
      Dyna Technology           Aug. 3, 2000             500            Purchase     $1.875
      Dyna Technology           Aug. 4, 2000             1,000          Purchase     $1.875
      Dyna Technology           Sept. 6, 2000            39,000         Purchase     $1.94
      Dyna Technology           Sept. 7, 2000            2,500          Purchase     $1.94
      Dyna Technology           Sept. 8, 2000            4,600          Purchase     $1.94
      Dyna Technology           Sept. 12, 2000           200            Purchase     $1.94
      Dyna Technology           Sept. 14, 2000           2,600          Purchase     $1.94
      Dyna Technology           Sept. 15, 2000           3,900          Purchase     $1.94
      Dyna Technology           Sept. 21, 2000           2,000          Purchase     $1.94
      Dyna Technology           Sept. 22, 2000           4,200          Purchase     $1.94
      Dyna Technology           Sept. 25, 2000           8,000          Purchase     $1.94
      Dyna Technology           Sept. 26, 2000           500            Purchase     $1.94
      Dyna Technology           Sept. 28, 2000           3,500          Purchase     $1.94
      Dyna Technology           Sept. 29, 2000           8,000          Purchase     $1.94
      Dyna Technology           Oct. 12, 2000            10,000         Purchase     $1.50
      Dyna Technology           Oct. 13, 2000            1,500          Purchase     $1.50
      Dyna Technology           Nov. 2, 2000             500            Purchase     $1.56
      Dyna Technology           Nov. 3, 2000             8,000          Purchase     $1.625
      Dyna Technology           Nov. 7, 2000             1,700          Purchase     $1.625
      Dyna Technology           Nov. 9, 2000             1,000          Purchase     $1.625
      Dyna Technology           Nov. 14, 2000            1,000          Purchase     $1.625
      Dyna Technology           Nov. 16, 2000            3,000          Purchase     $1.625
      Dyna Technology           Nov. 20, 2000            400            Purchase     $1.625
      Dyna Technology           Dec. 5, 2000             23,000         Purchase     $1.25
      Dyna Technology           Dec. 6, 2000             600            Purchase     $1.25
      Dyna Technology           Dec. 21, 2000            14,700         Purchase     $1.25
      Dyna Technology           Dec. 22, 2000            300            Purchase     $1.25
      Dyna Technology           Dec. 26, 2000            6,000          Purchase     $1.25
      Dyna Technology           Dec. 28, 2000            4,300          Purchase     $1.25
      Dyna Technology           Dec. 29, 2000            4,700          Purchase     $1.25
      Dyna Technology           Jan. 5, 2001             4,700          Purchase     $1.25
      Dyna Technology           Jan. 9, 2001             100            Purchase     $1.25

         Except as set forth herein, none of the nominees or their respective associates (i) directly or indirectly beneficially owns any securities of the Company; (ii) has had any relationship with the Company in any capacity other than as a shareholder; (iii) knows of any transactions, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of them or their respective affiliates had, or will have, a direct or indirect material interest; (iv) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company; or (v) has any arrangement or understanding with any person with respect to any future employment by the Company or its known affiliates or any future transactions to which the Company or any of its known affiliates will or may be a party. Other than the compensation regularly paid by the Company to its directors, the nominees will not receive any compensation for their services as directors of the Company.

(v) Consent to Serve as Director. The consent of each nominee to serve as director of the Company is attached as Exhibit A.

                        III. DEMAND FOR SHAREHOLDER LIST

Pursuant to Minnesota Statutes Section 302A.461, the undersigned hereby demands the right to inspect, itself or through its attorneys and agents, the Company's current stock register and a current list of its shareholders and to make copies or extracts therefrom. The undersigned is entitled to and demands as part of the foregoing demand for inspection:

(i) a complete record or list of stockholders of the Company certified by its transfer agent showing the name and address of each stockholder and the number of shares of stock registered in the name of each stockholder as of the most recent date available;

(ii) all transfer sheets showing the changes in the list of stockholders of the Company subsequent to the date of the most recent stockholder list referred to above which are in the possession or control of the Company or its transfer agent from the date of the list to the conclusion of the solicitation referred to below;

(iii) all information in the Company's possession or control, or which can be reasonably obtained from nominees of any central certificate depository system, any bank, broker, or any other nominees concerning the number and identity of the actual beneficial owners of the Company's stock, including a breakdown of any holders in the name of any securities depository or nominees, and concerning the number and identity of employees of the Company entitled to direct the voting of any of the Company's common stock pursuant to any employee stock plan;

(iv) all information in or which comes into the Company's possession or control or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, or voting trustees relating to the name of the non-objecting beneficial owners of the Company's stock ("NOBO's") in the format of a printout in descending order balance (such information with respect to brokers and dealers is readily available to the Company under Rule 14b-1 of the Securities Exchange Act of 1934).

(v) a stop list(s) relating to any shares of the Company's Common Stock as of the date of the list referred to in the first paragraph of this demand.

(vi) the information and records specified in paragraphs (i), (iii), (iv) and
(v) above as of any record date for stockholder action set by the Board of Directors, by operation of law or otherwise.

The undersigned will bear the reasonable costs of the Company in connection with the production of the requested information.

The purpose of this demand is to permit the undersigned to communicate with other stockholders of the Company on matters relating to their interests as stockholders, including communicating with such stockholders regarding a solicitation of proxies to propose an alternate slate of nominees for election as directors of the Company, and furnishing to such stockholders copies of the undersigned's proxy materials.

This demand should receive your immediate attention so that all of your stockholders will have the benefit of information concerning the solicitation to be made by the undersigned as promptly as possible. Please advise Michael C. Karp (507/345-1166) where and when the requested information will be available to the designated agents of the undersigned.

The undersigned hereby designates and authorizes Mr. Karp and his partners and employees and any other persons to be designated by them, acting together, individually or in combination, to conduct the inspection and copying herein demanded.




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


         Please acknowledge receipt of this notice and demand by signing the enclosed copy hereof in the place indicated below.

                                       Very Truly Yours,


                                       Dyna Technology, Inc.


                                       By: /s/ Ralph I. Call
                                          --------------------------------------
                                           Ralph I. Call, President



State of Utah

       ss

County of Cache

         Ralph I. Call, having been first duly sworn according to law, deposes and states that he is the President of Dyna Technology, Inc. ("Dyna Technology"), that he is duly authorized on behalf of Dyna Technology to make the foregoing demands, designations, authorizations and representations contained in the foregoing notice of shareholder nominees and business proposals and demand for shareholder list, and that the facts and statements contained herein are true and correct.


Dated this 19 day of September, 2001.    /s/ Ralph I. Call
                                         ---------------------------------------
                                         Ralph I. Call



         SUBSCRIBED AND SWORN TO BEFORE ME, this 19 day of September, 2001.


                                         /s/ Brenda Nelson
                                         ---------------------------------------
                                         Notary Public



RECEIPT ACKNOWLEDGED:

Receipt of a signed and notarized copy of this letter on the ___ day of September, 2001 is hereby acknowledged by:


                                         Name:
                                              ----------------------------------
                                         Title:
                                              ----------------------------------
                                              Winland Electronics, Inc.

                                    EXHIBIT A

                               CONSENT OF NOMINEES

Each of the undersigned hereby consents to serve as a director of Winland Electronics, Inc., if so elected. This consent may be executed in one or more counterparts, each of which shall constitute an original but all of which shall constitute one and the same document. For purposes of this Consent, a fax signature shall be deemed an original signature.


Dated this 19 day of September, 2001.    /s/ Ralph I. Call
                                         ---------------------------------------
                                         Ralph I. Call


Dated this 19 day of September, 2001.    /s/ James J. Kamp
                                         ---------------------------------------
                                         James J. Kamp


Dated this 19 day of September, 2001.    /s/ Thompson H. Davis
                                         ---------------------------------------
                                         Thompson H. Davis


Dated this 19 day of September, 2001.    /s/ Robert L. Ring
                                         ---------------------------------------
                                         Robert L. Ring


Dated this 19 day of September, 2001.    /s/ Gerry Brown
                                         ---------------------------------------
                                         Gerald E. Brown




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